10.3 Investor Relations/Consulting Services Agreement with 3rd Millenium Management LLC

3RD MILLENNIUM MANAGEMENT, LLC
ONE NEWARK POMPTION TURNPIKE
WANE, NJ 07470
PH: 973-244-7800
FAX: 973-439-6900
                              CONSULTING AGREEMENT
CONSULTING AGREEMENT (the "Agreement") dated as of November 1st, 2002 between NATIONAL BEAUTY CORP (the "Client") located at 4818 West Commercial Blvd, Ft. Lauderdale, FL 33319 and 3rd Millennium Management, LLC (the "Consultant"). The Client is a publicly traded company whose stock trades under the symbol NBEU on the OTC BB.

W  I  T  N  E  S  S  E  T  H
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WHEREAS,  the Client desires to receive advisory services from the Consultant in connection  with:
(A) Drive investor awareness to the Client and introduce the Client to financial institutions, brokers and investors for the purpose of encouraging investment in the common stock of the Client;
(B) Make the Client's name and business better known to its shareholders, investors, brokerage houses, potential investors and various media with a goal of creating a share price that more accurately reflects the value of the Client business and establishing a liquid market for the common shares of the Client;
(C)     Conduct  marketing  programs  to  generate  brand  recognition.
(D) Develop awareness programs for the common stock of the Client to dramatically increase the exposure of the Client in the investment community.
(E) Introduce the Client to strategic partners and potential acquisition/merger partners that will enhance the business of the Client;
(F) Support the long term share price appreciation of the Client by a comprehensive broker outreach program designed to add new shareholders and develop new interest in the Client's common stock;
(G) Develop and implement a targeted strategic investor communications program that will serve to gain the recognition of the Client so as to accomplish the goals listed above.
     (Collectively,  the  "Objectives").
WHEREAS, the Consultant has an established track record explaining businesses to the investment community and has past experience developing strategic communications components to enhance shareholder value. The Consultant has network of quality retail brokers - an audience capable of providing both near term share demand and loyally supporting the stock over a period of time. WHEREAS, CLIENT requires these services and desires to employ and/or retain CONSULTANT to provide such services as an independent contractor, and CONSULTANT is agreeable to such a relationship and/or arrangement, and the parties desire a written document formalizing and defining their relationship and evidencing the terms of their agreement;
NOW,  THEREFORE,  in  consideration  of the mutual covenants and agreements, and upon the terms and agreements, and subject to the conditions hereinafter set forth, the parties do hereby covenant and agree as follows:
1.     RETENTION  OF  CONSULTANT.  The  Client  engages  the Consultant, and the
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Consultant  accepts such engagement, subject to the terms and conditions of this
Agreement. The Consultant shall provide said services as an independent contractor, and not as an employee of Client. The Consultant has no authority to bind the Client to any legal action, contract, agreement, or purchase, and such action can not be construed to be made in good faith or with the acceptance of the Client; thereby becoming the sole responsibility of Consultant. The Consultant is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded Client employees. Consultant shall be solely responsible for any Federal, State, or Local Taxes.
2.     ALLOCATION OF TIME AND ENERGIES.  The Consultant hereby promises to
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perform and faithfully discharge the responsibilities that may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Client in connection with the conduct of its financial and corporate activities as per the duties outlined, so long as such activities are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours per day requirement will be required, Consultant and the Client agree that Consultant will perform the duties set forth herein above in a diligent and professional manner. The parties acknowledge and agree that a disproportionately large amount of the effort to be expended and the benefits to be received by the Client are expected to occur within or shortly thereafter the effectiveness of this agreement.
The  Client  can  judge the Consultant's effectiveness based on three variables:
(A) ACTIVITY: 200 new broker and investor contacts per month with the following purpose in mind; (i) phone introduction and begin introduction, (ii) gather investor perception feedback and schedule follow up contact and (iii) continued follow up with interested investors and tracking and management of prospective investors until conversion or indication of disinterest.
(B) PERFORMANCE: (i) summarize activity with and interest level of new contacts, (ii) drive investors to Client's IR page to view or opt-in or call to request information, and (iii) investment in the Client's company
(C) RESULTS: the Consultant will drive at least a 10% increase in investor information requests to be (e) mailed each month, compounded upon each prior month. The baseline will the current activity level and the IR links need to be moved to a prominent location. E-mail investor fact sheet to high interest prospects  -  month  one  40-60,  month  two  -  50-70  and month three - 60-80.
3.     TERMINATION.  The  Client will have the right to cancel this agreement at
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any  time by giving the consultant fifteen (15) days written notification by fax to the number listed above, stating that the Client no longer requires the services offered by the Consultant. However, the Client may terminate the agreement in its sole discretion immediately should the Consultant violate or propose to violate any applicable federal or state law, rule or regulation or for non-performance. If the Contract is terminated for non-performance under this agreement, no further compensation shall be payable and any options or bonuses that have not been exercised or paid will be terminated or eliminated.
4.     EXPENSES.  No  expenses  will  be  paid  unless  pre-approved  from  an
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authorized  signing  officer  of  the Client was obtained prior to incurring any
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expenses.
5.     COMPENSATION.  For  services  rendered by the Consultant pursuant to this
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Agreement,  the  Client  shall  pay  Consultant  the  following:
(A) Payment of $6,000 per month upon receipt of a valid and detailed invoice outlining the work to be performed for the Client for that period and stating the results of the previous month's work. The Consultant will invoice the Client on a monthly basis and the Client will pay the monthly retainer within 7 days of the first day of the respective month of service. The Consultant will not be required to render, nor will the client be expected to pay for, time incurred in excess of the monthly retainer fee without prior written consent of the Client.
(B) Bonuses: the Consultant will receive a bonus of 1,000,000 restricted shares upon execution of this contract. It is agreed by both parties that the shares will be issued with piggyback registration rights.
(C) Finder's fee: If the Consultant is instrumental in arranging a financing for the Client in a structure that is compatible with the objectives of the Client they will be entitled to a finders' fee which will be negotiated separately by both parties prior to culminating the financing
This  constitutes  all  of  the  fees  payable  under  this  agreement.
6.     TERM.  This  Agreement  shall be for a term commencing on the date hereof
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and  ending  six  (6)  months  from  said  date  and  may be extended as needed.
7.     ENTIRE AGREEMENT: AMENDMENTS. This Agreement contains the entire
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agreement and understanding between the parties and supersedes and preempts any
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prior understandings or agreements, whether written or oral. The provisions of this Agreement may be amended or waived only with the prior written consent of the Client and the Consultant
8.     NOTICES.  Any notices required or permitted to be given under this
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Agreement shall be sufficient if in writing and delivered or sent by fax to the number listed in this agreement.
9.     APPLICABLE LAW. It is the intention of the parties hereto that this
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Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Nevada. Any action, special proceeding or other proceedings that may be brought arising out of, in connection with or by reason of this
Agreement, shall be brought only in a court of competent jurisdiction within the State of Nevada, and each party hereby irrevocably consents to the jurisdiction of any such court.
AGREED AND ACCEPTED AS AT THE DATE MENTIONED ABOVE BY:
3RD MILLENNIUM MANAGEMENT, LLC.

By:
Name: Dave Wood
Title: President



NATIONAL BEAUTY CORP

By:
Name: Ed Roth
Title: President